Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Jabil Circuit, Inc.:

We consent to the use of our reports dated May 14, 2007, with respect to the consolidated balance sheets of Jabil Circuit, Inc. as of August 31, 2006 and 2005, and the related consolidated statements of earnings, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended August 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of August 31, 2006 and the effectiveness of internal control over financial reporting as of August 31, 2006 incorporated by reference herein.

Our report dated May 14, 2007, contains an explanatory paragraph the states that the consolidated financial statements as of August 31, 2005 and for each of the years in the two-year period ended August 31, 2005 have been restated and the Company changed its method of accounting for stock-based compensation upon adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” applying the modified prospective method.

Our report dated May 14, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of August 31, 2006, contains an explanatory paragraph that states Jabil Circuit acquired the operations of Celetronix during 2006, and management excluded from its assessment of the effectiveness of Jabil Circuit, Inc.’s internal control over financial reporting as of August 31, 2006, Celetronix’s internal control over financial reporting associated with total assets of approximately $377.9 million and total revenues of approximately $105.3 million included in the consolidated financial statements of Jabil Circuit, Inc. and subsidiaries as of and for the year ended August 31, 2006. Our audit of internal control over financial reporting of Jabil Circuit, Inc. also excluded an evaluation of the internal control over financial reporting of Celetronix.

(signed) KPMG LLP

October 5, 2007
Tampa, Florida Certified Public Accountants

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